                                                   EXHIBIT 23.1

                                          CONSENT OF T.E. LOTT & COMPANY

                              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Registration Statement on Form S-4 of our report dated January 25, 2006
(except for Note R, as to which the date is February 22, 2006), relating to the consolidated financial statement of
The First Bancshares, Inc., as of and for the years ended December 31, 2005 and 2004, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ T.E. LOTT & COMPANY

Columbus, Mississippi
August 2, 2006

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                                                   EXHIBIT 23.2

                                          CONSENT OF T.E. LOTT & COMPANY

                                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the use in this Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated March 24, 20056, relating to the financial statement of First National Bank of Wiggins, as of and for the years ended December 31, 2004 and 2003, (which report contains an explanatory paragraph discussing the Bank's ability to continue as a going concern), and to the reference to us under the heading "Experts" in this Registration
Statement.

/s/ T.E. LOTT & COMPANY

Columbus, Mississippi
August 2, 2006